Exhibit 5.1
[LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]
November 6, 2007
Safeguard Scientifics, Inc.
435 Devon Park Drive, Building 800
Wayne, PA 19087-1945
Re:      Safeguard Scientifics, Inc. — Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offering of 1,000,000 shares of common stock, $.10 par value per share (the “Shares”), of the Company issuable upon the exercise of employment inducement awards consisting of non-qualified stock option grants awarded to Brian J. Sisko (the “Options”). In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Second Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, the resolutions of the Compensation Committee of the Board of Directors authorizing the Options, the form of Options and such other documents, records and instruments as we have deemed appropriate for the purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that Shares originally issued by the Company to Sisko will be, when issued and delivered by the Company in accordance with the terms of the Options, duly authorized, validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ MORGAN LEWIS & BOCKIUS LLP